UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to the Wells Fargo Credit and Security Agreement
On April 29, 2009, each of the subsidiaries of Global Employment Holdings, Inc., referred to herein as Global, amended the terms of their Credit and Security Agreement, referred to herein as the Credit Agreement, with Wells Fargo Bank, N.A., referred to herein as Wells Fargo. The material amendments to the Credit Agreement are as follows:
•
We obtained an additional term loan from Wells Fargo in the principal amount of $2.1 million, referred to herein as the 2009 term advance. Subject to certain limitations, the principal amount of the 2009 term advance is due and payable in six equal monthly installments of $350,000 beginning August 3, 2009 and on the first day of each month thereafter. All outstanding principal and interest due under the 2009 term advance is due and payable on the earlier of January 4, 2010 or the termination date of the Credit Agreement.

•	Beginning April 29, 2009, the maximum amount of borrowings available under the Credit Agreement was reduced to $13 million from $20 million.

•	The calculation of the interest rate on the outstanding amounts under the Credit Agreement changed. As amended, interest is now calculated:
•
with respect to the advances under the revolving line of credit, an annual interest rate equal to (i) during the period from April 29, 2009 to and including June 14, 2009, the WFBC Base Rate plus 2.25%, and (ii) on June 15, 2009 and thereafter, the WFBC Base Rate plus 2.50%; and

•
with respect to all term advances, an annual interest rate equal to (i) during the period from April 29, 2009 to and including June 14, 2009, the WFBC Base Rate plus 3.50%, and (ii) on June 15, 2009 and thereafter, the WFBC Base Rate plus 4.75%.

We paid a fee of $58,000 to Wells Fargo in consideration for these amendments.
As a condition to entering into the amendment, Wells Fargo required that Howard Brill, our president and chief executive officer and a director, in his individual capacity, guarantee the repayment of the 2009 term advance, herein referred to as the Guaranty. In order to secure Mr. Brill’s obligation under the Guaranty, Wells Fargo required that $2.1 million in cash be deposited into a restricted account with Wells Fargo. On April 29, 2009, each of Mr. Brill and Charlie Gwirtsman, the chairman of our board of directors, deposited $1,050,000 in cash into the restricted Wells Fargo account and made such amount available to Wells Fargo in accordance with the terms of the Guaranty, herein referred to as the Deposits.
In exchange for making the Deposits, Global’s subsidiary Global Employment Solutions, Inc. will compensate Messrs. Brill and Gwirtsman in the following manner: (a) on the date that the Deposits were made, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 2.5% of the Deposits, respectively; (b) upon the termination of the Guaranty, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 2.5% of the amount of the Deposits, respectively; and (c) on each one month anniversary of the date that the Deposits are made, a cash fee payable to each of Messrs. Brill and Gwirtsman in an amount equal to 1.0% (pro rated for any partial month that funds remain in the Wells Fargo account) of the average balance in the Wells Fargo account from each of Messrs. Brill and Gwirtsman, respectively, during such one-month period.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit #	Description	Reference
10.1	Second Amendment to Credit and Security Agreement dated as of April 29, 2009	Filed herewith

10.2	$2,100,000 Term Note	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: May 4, 2009	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer

Exhibit Index

Exhibit #	Description	Reference
10.1	Second Amendment to Credit and Security Agreement dated as of April 29, 2009	Filed herewith

10.2	$2,100,000 Term Note	Filed herewith